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EXHIBIT 99.1


[SMOKY MARKET LOGO]          Smoky Market Foods, Inc.
                            804 Estates Dr. Suite 100
                                 Aptos, CA 95003

            Smoky Market Foods Begins Trading On OTC Bulletin Board

September 13, 2007

Aptos, CA. - Smoky Market Foods, Inc. (OTCBB: SMKY) announced today that its common stock has begun to trade on the OTC Bulletin Board under the symbol "SMKY."

The CEO and founder, Mr. Edward Feintech, has been producing smoked foods since the opening of his first Rib Joint barbecue restaurant in Des Moines, Iowa in 1977. The cooking process required the use of freshly cut hickory timber to impart a natural and penetrating smoky flavor in unique wood-burning ovens; the process is called "Smoke-BakingTM." In the late1980s the decision was made to mass produce the authentic quality and take the product national. It took many years and several million dollars to produce a commercial model of the stainless steel oven that could process several thousand pounds, instead of a few hundred pounds and could pass USDA inspection.

The smoker-oven technology, developed by Smoky Market's predecessor, has been approved by the USDA for the commercial production of the food products and an oven system has been installed into a large USDA-inspected food plant located in Webster City, Iowa. Smoky Market brand Smoke-Baked meat and fish are 100% naturally prepared, meaning that the food products contain NO steroids, growth hormones, antibiotics, artificial coloring, additives or preservatives - only garlic, pepper, select herbs and sea salt are used to flavor the products.

After completing the development of its Smoke-Baking technology, Smoky Market began focusing on becoming an SEC reporting company, raising bridge capital and taking other steps necessary for its common stock to begin trading on the public markets. "This is an important milestone in our business plan and we hope that it permits us to rapidly raise the capital necessary to execute our business plan, which is to build a national chain of Smoky Market(R) restaurant-stores and self-contained kiosks, and to distribute Smoky Market(R) brand foods directly over the Internet," explained company CEO Edward Feintech.

ABOUT SMOKY MARKET FOODS
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The Company produces a menu line of fully-cooked protein foods through a unique wood-burning oven system and intends to build a national chain of Smoky Market(R) restaurant-stores and self-contained kiosks that do not have to cook raw meat on site, and to also distribute Smoky Market(R) brand smoked foods directly over the Internet and through attractive Point-of-Sale merchandisers placed in high-traffic venues. The company is also attempting to establish supply relationships with national chains of restaurants that need to diversify their menu.

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FORWARD-LOOKING STATEMENTS
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Any statements contained in this presentation that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward- looking statements. These risks and uncertainties include, among others, the risks that the company may be able to raise enough financing to execute its business plan, that any capital raised may be at a high cost and dilutive to stockholders; that the company may be unable to secure restaurant sites, skilled management and various agreements necessary to execute its business plan and that the company's products and restaurants may be unable to compete in highly competitive markets. Additional risks are identified in Smoky Market Food's filings with the Securities and Exchange Commission. Smoky Market Foods, Inc. undertakes no obligation to update or alter these forward-looking statements as a result of new information, future events or otherwise.


Contact:

Smoky Market Foods, Inc.
Executive Office
804 Estates Dr. #100
Aptos, CA 95003 USA
(866) 851-7787
www.smokymarket.com
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